Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces Second Quarter 2009 Results

Second Quarter 2009 Highlights

•	Total reported revenues were $151.5 million, a 15.1% decline compared to the prior year.

•	Total As Adjusted Revenues were $150.8 million, a decline of 15.2% on a same-store basis.

•	Reported operating costs and SG&A expense decreased $17.7 million or 12.1% from the prior year.

•	Reported net loss was $496.5 million as compared to a $443.3 million net loss in the prior year. The net loss includes non-cash impairment charges of $481.4 million and $436.1 million, respectively.

•	As Adjusted EBITDA was $25.1 million, a 31.6% decline on a same-store basis.

•	Levered Free Cash Flow per share was $0.16 versus $0.20 for the prior year.

FAIRPORT, N.Y., August 6, 2009 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC: GHSE) today reported financial results for the quarter ended June 30, 2009.

The Company reported total revenues of $151.5 million, which represented a decline of 15.1% versus prior year. Excluding discontinued operations, As Adjusted Revenues were $150.8 million for the quarter, down 15.2% on a same-store basis versus the same quarter in the prior year. The decline in same-store revenue was driven primarily by the print classified and local advertising categories, which were down 32.4% and 11.3%, respectively. Both categories continue to be impacted by the current recession. Circulation revenue declined 3.0% in the quarter on a same-store basis.

In the quarter, as reported operating and SG&A costs declined by $17.7 million or 12.1%. Same-store expenses declined by 10.9%, driven by compensation expense which declined 11.5%. Expense declines in the quarter reflect cost reduction initiatives implemented in the first half of the year and these trends are expected to continue throughout the year. In addition, declines in newsprint pricing and consumption resulted in a 14.1% reduction in newsprint expense. The Company anticipates it will continue to benefit from lower newsprint prices and consumption declines during the remainder of the year.

As Adjusted EBITDA for the quarter was $25.1 million which was down 31.6% on a same-store basis from the prior year. This was much improved from the 67.4% decline experienced in the first quarter. Levered Free Cash Flow for the second quarter was $9.0 million or $0.16 per share. This was down 20% from $0.20 in the prior year. Reported operating loss for the second quarter was $475.2 million reflecting an impairment charge related to goodwill, mastheads and other long-lived assets in the amount of $481.4 million recorded in the quarter. As a result of the most recent impairment charge, the Company has $14.4 million of goodwill, $36.7 million of mastheads and $271.7 million of other long-lived intangible assets remaining on its balance sheet at June 30, 2009. Excluding the impairment charge, operating income for the quarter was $6.2 million.

Interest expense for the quarter was $15.5 million, down $7.7 million or 33.1% versus the prior year. The decline was driven primarily by lower LIBOR rates.

Non-cash compensation expense for Restricted Stock Grants in the second quarter was $1.2 million. One-time costs and other non-cash expenses in the quarter were $1.8 million. These charges related primarily to reorganization and expense control initiatives introduced to realize permanent expense savings, particularly the reduction in staff levels given the current revenue environment.

Commenting on GateHouse Media’s results, Mike Reed, Chief Executive Officer, said, “While the recession continued to impact our performance, we were pleased with the progress we were able to make in the second quarter versus the first quarter of this year. Revenue trends improved slightly and we significantly reduced our run-rate expenses, resulting in better year-over-year performance with regard to As Adjusted EBITDA and Levered Cash Flow per share.

“Our total revenue on a same-store basis declined 15.2% which was slightly better than the 16.3% decline we saw in the first quarter. We are somewhat encouraged that our classified revenue declines versus the prior year improved each month from a 38.8% decline in January to a 30.1% decline June

“Total operating and SG&A expenses declined 12.1% in the second quarter, nearly doubling the 7.1% decline we achieved in the first quarter. This is the result of continued execution of cost reduction initiatives that we put in place to permanently lower our cost structure.

“Our As Adjusted EBITDA was $25.1 million for the quarter and our margin was 16.6%, both significantly improved from the first quarter. Our disciplined expense and cash management also resulted in levered cash flow of $9.0 million or $0.16 per share for the quarter.

“During the second half of 2009 we aim to further stabilize our cash flows through ongoing cost reductions. We also aim to strengthen our local market presence, improve our position as the leading provider of local news and information in each market we serve, execute on our local market digital strategy and position the Company to emerge from this recession in a very strong position.”

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 89 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations while adjusting for the purchase accounting impact on revenues of the SureWest acquisition. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•

Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended June 30, 2009		Three months ended June 30, 2008	Six months ended June 30, 2009		Six months ended June 30, 2008
Revenues:
Advertising	$107,742		$131,467	$202,114		$249,381
Circulation	35,363		36,453	70,999		71,652
Commercial printing and other	8,361		10,456	16,999		20,572

Total revenues	151,466		178,376	290,112		341,605
Operating costs and expenses:
Operating costs	85,701		96,040	174,151		191,148
Selling, general, and administrative	42,747		50,150	86,458		97,336
Depreciation and amortization	15,772		18,324	31,721		36,545
Integration and reorganization costs	1,052		1,603	1,800		4,205
Impairment of long-lived assets	206,089		102,518	206,095		102,518
Loss on sale of assets	22		212	186		206
Goodwill and mastheads impairment	275,310		333,554	275,310		333,554

Operating loss	(475,227)		(424,025)	(485,609)		(423,907)
Interest expense	15,526		23,217	32,919		47,633
Amortization of deferred financing costs	340		581	680		1,164
Loss on derivative instrument	3,706		1,037	5,912		1,756
Other (income) expense	(122)		21	673		34

Loss from continuing operations before income taxes	(494,677)		(448,881)	(525,793)		(474,494)
Income tax expense (benefit)	14		(15,787)	315		(13,316)

Loss from continuing operations	(494,691)		(433,094)	(526,108)		(461,178)
Loss from discontinued operations, net of income taxes	(1,776	) (a)	(10,156)	(2,279	) (a)	(10,862)

Net loss	$(496,467)		$(443,250)	$(528,387)		$(472,040)
Net loss attributable to noncontrolling interest	$79		$—	$222		$—

Net loss attributable to GateHouse Media	$(496,388)		$(443,250)	$(528,165)		$(472,040)

Loss per share:
Basic and diluted:
Loss from continuing operations attributable to GateHouse Media	$(8.61)		$(7.59)	$(9.17)		$(8.09)
Loss from discontinued operations, attributable to GateHouse Media, net of income taxes	$(0.03)		(0.18)	$(0.04)		(0.19)

Net loss attributable to GateHouse Media	$(8.64)		$(7.77)	$(9.21)		$(8.28)

Dividends declared per share	$—		$—	$—		$0.20
Basic weighted average shares outstanding	57,426,416		57,024,747	57,330,827		56,996,635

Diluted weighted average shares outstanding	57,426,416		57,024,747	57,330,827		56,996,635

(a)	Included in income from discontinued operations, net of taxes are total revenues of $59 for the three months ended June 30, 2009 primarily related to Charles City, IA and New Hampton, IA and $743 for the six months ended June 30, 2009 primarily from Derby, KS, Charles City, IA and New Hampton, IA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,241	$11,744
Accounts receivable, net of allowance for doubtful accounts of $5,141 and $6,024 at June 30, 2009 and December 31, 2008, respectively	62,757	75,274
Inventory	8,303	10,790
Prepaid expenses	5,715	4,576
Other current assets	4,451	3,808

Total current assets	97,467	106,192
Property, plant, and equipment, net of accumulated depreciation of $69,878 and $57,400 at June 30, 2009 and December 31, 2008, respectively	182,346	194,401
Goodwill	14,361	261,332
Intangible assets, net of accumulated amortization of $118,384 and $100,132 at June 30, 2009 and December 31, 2008, respectively	308,351	565,033
Deferred financing costs, net	6,375	7,055
Other assets	5,502	2,489
Long-term assets held for sale	10,633	13,119

Total assets	$625,035	$1,149,621

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Current portion of long-term liabilities	$1,341	$1,454
Short-term note payable	7,863	11,863
Short-term debt	9,000	17,000
Accounts payable	14,891	20,378
Accrued expenses	38,350	31,495
Accrued interest	3,267	7,895
Deferred revenue	29,560	28,444

Total current liabilities	104,272	118,529
Long-term liabilities:
Long-term debt	1,205,500	1,195,000
Long-term liabilities, less current portion	16,513	16,658
Derivative instruments	46,160	34,957
Pension and other postretirement benefit obligations	13,320	13,555

Total liabilities	1,385,765	1,378,699

Stockholders’ equity (deficit):
Common stock, $0.01 par value, 150,000,000 shares authorized at June 30, 2009; 58,313,868 and 58,213,868 shares issued, and 58,113,913 and 58,020,693 outstanding at June 30, 2009 and December 31, 2008, respectively	568	568
Additional paid-in capital	827,606	825,580
Accumulated other comprehensive loss	(56,894)	(51,604)
Accumulated deficit	(1,531,484)	(1,003,319)
Treasury stock, at cost, 199,955 and 193,175 shares at June 30, 2009 and December 31, 2008, respectively	(304)	(303)

Total GateHouse Media stockholders’ deficit	(760,508)	(229,078)
Noncontrolling Interest	(222)	—

Total stockholders’ deficit	(760,730)	(229,078)

Total liabilities and stockholders’ deficit	$625,035	$1,149,621

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six months ended June 30, 2009	Six months ended June 30, 2008
Cash flows from operating activities:
Net loss	$(528,387)	$(472,040)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,790	37,607
Amortization of deferred financing costs	680	1,164
Loss on derivative instrument	5,912	1,756
Non-cash compensation expense	2,026	2,123
Deferred income taxes	—	(13,406)
Loss on sale of assets	186	206
Pension and other postretirement benefit obligations	(153)	300
Non-cash interest expense	—	618
Impairment of long-lived assets	208,423	108,429
Goodwill and masthead impairment	275,310	340,575
Changes in assets and liabilities, net of sales/acquisitions:
Accounts receivable, net	12,032	8,496
Inventory	2,450	(2,400)
Prepaid expenses	(1,175)	(224)
Other assets	(3,834)	(1,102)
Accounts payable	(5,487)	7,089
Accrued expenses	6,804	1,001
Accrued interest	(4,628)	(1,133)
Deferred revenue	1,271	1,074
Other long-term liabilities	(145)	(686)

Net cash provided by operating activities	3,075	19,447

Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,564)	(5,882)
Proceeds from sale of publications and other assets	4,741	12,501
Acquisitions, net of cash acquired	(254)	(24,172)

Net cash provided by (used in) investing activities	2,923	(17,553)

Cash flows from financing activities:
Payment of debt issuance costs	—	(6)
Borrowings under term loans	—	19,505
Repayments of term loans	(1,500)	(3,600)
Net borrowings under revolving credit facility	—	17,700
Purchase of treasury stock	(1)	(65)
Payment of dividends	—	(34,731)

Net cash used in financing activities	(1,501)	(1,197)

Net increase in cash and cash equivalents	4,497	697
Cash and cash equivalents at beginning of period	11,744	12,096

Cash and cash equivalents at end of period	$16,241	$12,793

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Loss from continuing operations	$(494,691)	$(433,094)	$(526,108)	$(461,178)
Income tax expense (benefit)	14	(15,787)	315	(13,316)
Loss on derivative instrument (1)	3,706	1,037	5,912	1,756
Amortization of deferred financing costs	340	581	680	1,164
Write-off of financing costs	(2)	—	743	—
Interest expense	15,526	23,217	32,919	47,633
Impairment of long-lived assets	206,089	102,518	206,095	102,518
Depreciation and amortization	15,772	18,324	31,721	36,545
Goodwill and masthead impairment	275,310	333,554	275,310	333,554

Adjusted EBITDA from continuing operations	22,064	30,350	27,587	48,676
Non-cash compensation and other expense	2,186	3,782	4,819	10,747
Non-cash portion of postretirement benefits expense	(293)	335	(153)	893
Integration and reorganization costs	1,052	1,603	1,800	4,205
Loss on sale of assets	22	212	234	206
Income from discontinued operations	20	2,101	125	3,331

As Adjusted EBITDA	25,051	38,383	34,412	68,058
Net capital expenditures	(232)	(3,190)	(1,564)	(5,789)
Cash taxes	(4)	(40)	(137)	(40)
Interest paid	(15,798)	(23,217)	(37,445)	(47,633)

Levered Free Cash Flow	$9,017	$11,936	$(4,734)	$14,596

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Total revenues from continuing operations	$151,466	$178,376	$290,112	$341,605
Revenues from discontinued operations	59	6,047	743	13,676
Revenues from non-wholly owned subsidiary	(759)	(631)	(1,513)	(631)

As Adjusted Revenues	$150,766	$183,792	$289,342	$354,650